UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

                   Indiana                                   1-15983                          38-3354643
    (State or other jurisdiction              (Commission                   (IRS Employer

            of incorporation)                           File No.)                     Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

The information set forth in Item 7.01 is incorporated in this Item 2.02 by reference.

Item 2.05.     Costs Associated with Exit or Disposal Activities

On October 31, 2008, ArvinMeritor, Inc. (“ArvinMeritor”) issued a press release providing an update relating to its light vehicle systems business and announcing certain actions in response to current global market conditions. The press release is attached as an exhibit to this Current Report on Form 8-K.

ArvinMeritor announced that, as part of these actions, it will eliminate 450 salaried and 800 hourly positions, including full time employees and contract and temporary workers. The majority of these actions have been completed. The remainder are in process and are expected to be completed in the first half of fiscal year 2009. ArvinMeritor expects to incur approximately $35 million of cash expenditures in connection with these actions for severance.

Item 7.01.     Regulation FD Disclosure

As discussed above, on October 31, 2008, ArvinMeritor issued a press release providing an update relating to its light vehicle systems business and announcing certain actions in response to current global market conditions. The press release is attached as an exhibit to this Current Report on Form 8-K.

The information in Item 2.02 and Item 7.01 of Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

     99 - Press release of ArvinMeritor, Inc. dated October 31, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

                                                                     Vernon G. Baker, II

                                                                     Senior Vice President and
                                                                     General Counsel

Date: October 31, 2008

EXHIBIT INDEX

Exhibit No.     Description

99 - Press release of ArvinMeritor, Inc. dated October 31, 2008